UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. ___ )
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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting material Pursuant to §240.14a-12
Eddie Bauer Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VENDOR Q&A
Q: What is Eddie B. Holding Corp?
     A: Eddie B. Holding Corp. is a new company created by affiliates of Sun Capital Partners, Inc. and Golden Gate Capital. Upon the close of the transaction, Eddie B. Holding Corp. will be the new owner of Eddie Bauer.
Q: Why are you selling the company?
     A: Following a comprehensive review process, our Board of Directors has unanimously determined that the transaction announced today is in the best interests of our Company and its stockholders. We believe that the transaction will provide Eddie Bauer with new resources and the time necessary to execute our turnaround strategy. We look forward to partnering with Sun Capital and Golden Gate, which bring extensive experience in the retail and catalog sectors, to take our Company to the next level and capitalize on the potential of the Eddie Bauer brand.
Q: What other alternatives did you consider?
     A: The Board of Directors considered a variety of alternatives that will be discussed in more detail in the proxy statement. They determined that the transaction announced is in the best interests of our Company and its stockholders.
Q: What plans do the new owners have for the company?
A: If you have questions specifically for Sun or Golden Gate, please contact:
Sun: Richard Hurwitz, VP Communications 561-394-0550
Golden Gate: Joelle Kenealey, Coltrin Associates 650-373-2005
Q: Are there synergies or opportunities to work with the buyers’ other portfolio companies?
     A: We cannot speculate on behalf of the buyers; however the buyers bring differentiated and directly relevant experience to Eddie Bauer, which will be utilized extensively. Golden Gate Capital has been among the largest acquirers of women’s apparel direct marketers, including Eddie Bauer’s former affiliates Spiegel and Newport News in 2004 ($4 billion portfolio of apparel and direct marketing sales). Sun Capital Partners has been among the largest acquirers of retails and direct businesses including Mervyns, Shopko, Anchor Blue, and Lillian Vernon with over $12 billion of portfolio company retail sales. The collective experience of the buyers and their portfolio companies will be used to enhance Eddie Bauer’s position in the retail marketplace.

Q: What regulatory approvals are required? Is the deal subject to further due diligence or financing? What other closing conditions are required?
     A: The deal is subject to the 30-day preliminary review under the Hart-Scott-Rodino Antitrust Improvements Act, as well as other closing conditions as set forth in the Merger Agreement filed as an exhibit to the Company’s Form 8-K on November 13, 2006 date.
Q: Does the transaction require stockholder approval? Will there be a physical stockholder meeting?
     A: Yes, the transaction will require Eddie Bauer stockholder approval by those holders as of the record date.
Q: Will this have any effect on contracts and payments?
     A: As the remainder of the steps in the process are completed, Eddie Bauer will continue operating business as usual. We expect the deal to close Q1 2007. We cannot speculate on future business decisions.
Q: The Company recently made a decision to close EBI Maimi. Was that in preparation for this transaction?
     A: No. The decision to end our agreement with Eddie Bauer International (Americas) was made as part of the Company’s on-going initiative to optimize productivity in the Company’s on-going turnaround.
Q: EBI Hong Kong is currently your buying agent in Asia. Will this change?
     A: As the remainder of the steps in the process are completed, Eddie Bauer will continue operating business as usual. This announcement does not affect our current relationship.
Q: Currently the supplier payments in Asia are paid by OTTO Holding through a Vendor Payment Services agreement? Will this change?
     A: No. Currently, we plan on moving forward with business as usual.
Q: Will a change in ownership affect the relationship between EB and the supplier?
     A: We cannot speculate on any potential future business decisions, but I can tell you that as we move through the process Eddie Bauer will operate business as usual.
For information on other Investor Relations questions, contact:
Jim DeNike
Eddie Bauer
425-755-6209
For information related to the transaction or the sales process, contact:
Jim Fingeroth or Wendi Kopsick
Kekst and Company
212-521-4800

Cautionary Statement Regarding Forward-Looking Statements
     This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, expected synergies and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of Eddie Bauer’s management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These include, for example: Eddie Bauer may be unable to obtain shareholder approval required for the merger, the timing of, and regulatory and other conditions associated with, the completion of the merger; volatility in the stock markets; proposed store openings and closings; proposed capital expenditures; projected financing requirements; proposed developmental projects; projected sales and earnings, and Eddie Bauer’s ability to maintain selling margins; general economic conditions; consumer demand; consumer preferences; weather patterns; competitive factors, including pricing and promotional activities of major competitors; the availability of desirable store locations on suitable terms; the availability, selection and purchasing of attractive merchandise on favorable terms; import risks; Eddie Bauer’s ability to control costs and expenses; unforeseen computer related problems; any unforeseen material loss or casualty; and the effect of inflation. Additional factors that may affect the future results of Eddie Bauer are set forth in its filings with the Securities and Exchange Commission, which are available free of charge on the SEC’s web site at http://www.sec.gov.
Important Information for Investors and Stockholders
     In connection with the merger and related transactions, Eddie Bauer will file a proxy statement with the SEC. Investors and security holders are urged to carefully read the important information contained in the materials regarding the proposed transaction when it becomes available. Investors and security holders will be able to obtain a copy of the proxy statement and other documents containing information about Eddie Bauer, free of charge, at the SEC’s web site as www.sec.gov. In addition, copies of the proxy statement will be available free of charge on the investor relations portion of the Eddie Bauer website at www.eddiebauer.com, and may also be obtained by writing Eddie Bauer Holdings, Inc.’s investor relations department, at 15010 NE 36th Street, Redmond, WA 98052, or by calling 425-755-6209.
     Eddie Bauer and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Eddie Bauer’s shareholders in respect of the proposed transaction. Information regarding Eddie Bauer’s directors and executive officers is available in the company’s Form 10, filed with the SEC on May 1, 2006 and amended on June 27, 2006. Additional information regarding the interests of such potential participants will be included in the forthcoming proxy statement and other relevant documents filed with the SEC when they become available.